Exhibit 99.1

TRAC Intermodal Reports First Quarter 2016 Earnings

PRINCETON, N.J., May 10, 2016 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, reports its first quarter 2016 earnings and financial results.

The Company's financial statements are attached as an exhibit to this press release. This earnings announcement, as well as additional detailed financial information and presentation materials, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is North America's leading intermodal equipment provider and chassis pool manager, measured by total assets. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 276,000 chassis. TRAC Intermodal has a broad operating footprint with approximately 600 marine, 160 domestic and 60 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in Thousands)

	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$ 1,429	$ 3,161
Accounts receivable, net of allowance of $8,742 and $12,454, respectively	108,187	110,662
Net investment in direct finance leases	12,757	12,797
Leasing equipment, net of accumulated depreciation of $462,049 and $452,962, respectively	1,432,568	1,435,978
Goodwill	256,815	251,907
Other assets	40,601	32,991
Total assets	$ 1,852,357	$ 1,847,496

Liabilities and member's interest
Liabilities
Accounts payable	$ 15,068	$ 13,593
Accrued expenses and other liabilities	47,410	75,340
Deferred income taxes, net	132,752	127,580
Debt and capital lease obligations:
Due within one year	45,150	41,396
Due after one year	1,104,167	1,039,283
Total debt and capital lease obligations	1,149,317	1,080,679
Less unamortized debt issuance costs	17,393	18,350
Total debt and capital lease obligations less debt issuance costs	1,131,924	1,062,329
Total liabilities	1,327,154	1,278,842

Commitments and contingencies	—	—

Member's interest
Member's interest	542,320	586,757
Accumulated other comprehensive loss	(17,117)	(18,103)
Total member's interest	525,203	568,654
Total liabilities and member's interest	$ 1,852,357	$ 1,847,496

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2016	2015
Revenues
Equipment leasing revenue	$ 160,763	$ 160,689
Finance revenue	344	406
Other revenue	7,235	7,660
Total revenues	168,342	168,755

Expenses
Direct operating expenses	94,211	84,951
Selling, general and administrative expenses	26,414	21,276
Depreciation expense	18,846	17,901
(Recovery) provision for doubtful accounts	(965)	2,072
Impairment of leasing equipment	1,999	1,433
Loss on modification and extinguishment of debt and capital lease obligations	—	39
Interest expense	16,830	22,097
Interest income	(125)	(1)
Other income, net	(460)	(554)
Total expenses	156,750	149,214

Income before provision for income taxes	11,592	19,541
Provision for income taxes	4,634	7,380
Net income	$ 6,958	$ 12,161

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$ 6,958	$ 12,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,863	17,940
(Recovery) provision for doubtful accounts	(965)	2,072
Amortization of deferred financing fees	984	1,826
Loss on modification and extinguishment of debt and capital lease obligations	—	39
Derivative loss reclassified into earnings	4,401	5,416
Ineffective portion of cash flow hedges	352	(20)
Impairment of leasing equipment	1,999	1,433
Share-based compensation	56	247
Deferred income taxes, net	4,390	8,467
Grant income recognized	(147)	—
Proceeds from sale of tax credits	810	—
Other, net	(225)	(554)
Changes in assets and liabilities:
Accounts receivable	5,333	1,416
Other assets	(3,384)	(2,627)
Accounts payable	(713)	294
Accrued expenses and other liabilities	(14,377)	(21,109)
Net cash provided by operating activities	24,335	27,001

Cash flows from investing activities
Proceeds from sale of leasing equipment	1,256	6,500
Collections on net investment in direct finance leases, net of interest earned	758	1,225
Business acquisition	(4,706)	—
Investment in direct finance leases	(370)	—
Purchase of leasing equipment	(36,080)	(12,158)
Purchase of fixed assets	(3,965)	(3,299)
Net cash used in investing activities	(43,107)	(7,732)

Cash flows from financing activities
Proceeds from long-term debt	109,500	54,000
Repayments of long-term debt	(41,062)	(69,064)
Cash paid for debt issuance fees	(27)	—
Repurchase of indirect parent shares from employees	(306)	—
Dividend received on indirect parent shares	40	—
Dividend paid	(51,185)	—
Net cash provided by (used in) financing activities	16,960	(15,064)

Effect of changes in exchange rates on cash and cash equivalents	80	(353)
Net (decrease) increase in cash and cash equivalents	(1,732)	3,852
Cash and cash equivalents, beginning of year	3,161	4,256
Cash and cash equivalents, end of period	$ 1,429	$ 8,108
Supplemental disclosures of cash flow information
Cash paid for interest	$ 15,152	$ 22,891
Cash paid (refunded) for taxes, net	$ 145	$ (819)